	Wells Fargo & Company $5,000,000,000 Wells Fargo & Company CoreNotesSM

Filed under Rule 424 (b)(2), Registration Statement No. 333-103711

Pricing Supplement No. 4 – dated January 09, 2004

(To prospectus dated March 31, 2003 and prospectus supplement dated October 31, 2003)

CUSIP Number	Aggregate Principal Amount	Price to Public (1)	Purchasing Agent’s Discount (1)	Proceeds Before Expenses (1)	Interest Rate Per Annum	Interest Payment Frequency	Stated Maturity Date	Survivor’s Option

9497C0AK1	$4,645,000	100%	0.625%	99.375%	2.65%	Monthly	01/16/2007	Yes

Interest Payment Dates: The 15th day of month of each year commencing 02/15/2004.
Redemption Information: The Notes are not callable and are not subject to optional redemption.

9497C0AL9	$8,587,000	100%	0.750%	99.250%	3.15%	Monthly	01/15/2008	Yes

Interest Payment Dates: The 15th day of month of each year commencing 02/15/2004.
Redemption Information: The Notes are not callable and are not subject to optional redemption.

9497C0AM7	$3,425,000	100%	1.200%	98.800%	4.15%	Semiannual	01/14/2011	Yes

Interest Payment Dates: The 15th day of January and July of each year commencing 07/15/2004.
Redemption Information: The Notes are not callable and are not subject to optional redemption.

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163

Trade Date:        01/09/2004

Issue Date:        01/14/2004

Minimum Denominations/Increments: $1,000/$1,000

Original Issue Discount: No

All trades settle without accrued interest and clear SDFS: DTC Book-Entry only

Merrill Lynch DTC Participant Number: 5132

(1)  Expressed as a percentage of the aggregate principal amount

“CoreNotes” is a service mark of Merrill Lynch & Co., Inc.

							Merrill Lynch & Co. Purchasing Agent Acting as Principal